Exhibit 99.1
FOR ADDITIONAL INFORMATION:

Investor Relations Contact:	Media Contact:

Applied Micro Circuits Corporation	Applied Micro Circuits Corporation
Bob Gargus	Gilles Garcia
Phone: (408) 542-8752	Phone: (408) 542-8687
E-Mail: bgargus@amcc.com	E-Mail: ggarcia@amcc.com
Wednesday, July 30, 2008
Company Press Release
APPLIED MICRO CIRCUITS CORPORATION ANNOUNCES
FIRST QUARTER FISCAL 2009 FINANCIAL RESULTS IN LINE WITH
REVENUE GUIDANCE
Selected Q1 Highlights
•	Q1 net revenues of $74.1 million, up 48% year over year and 4% sequentially.

•	Q1 GAAP net loss of $5.2 million or $(0.08) per share.

•	Q1 non-GAAP net income increased 29% sequentially to $7.7 million or $0.12 per share.

•	Total short and long term cash increased to approximately $200 million.

•	Signed major IP monetization contract for non-core patents valued at $33 million.

•	AMCC doubled the performance of its storage processors by introducing the 1.2GHz PowerPC 460SX.

•	AMCC announced the 1.4GHz PowerPC 460GTx for networking, wireless infrastructure, and general purpose control applications.

•	Announced next generation Ethernet WDM solutions with BTI Systems.
SUNNYVALE, Calif., —July 30, 2008—Applied Micro Circuits Corporation [NASDAQ: AMCC] today reported its financial results for the first quarter of fiscal 2009.

Net revenues for the first quarter of fiscal 2009 were $74.1 million compared to $71.5 million reported in the fourth quarter of fiscal 2008, representing a sequential growth of 4% and a growth of 48% over the $50.1 million reported in the first quarter of fiscal 2008.
The net loss on a generally accepted accounting principles (GAAP) basis for the first quarter of fiscal 2009 was $5.2 million or $(0.08) per share. The first quarter GAAP net loss compares with a net loss of $86.3 million or $(1.33) per share for the fourth quarter of fiscal 2008 and a net loss of $16.4 million or $(0.23) per share for the first quarter of fiscal 2008.
The non-GAAP net income for the first quarter of fiscal 2009 was $7.7 million or $0.12 per share, compared to the non-GAAP net income of $6.0 million or $0.09 per share in the fourth quarter of fiscal 2008. Non-GAAP net loss for the first quarter of fiscal 2008 was $7.3 million or $(0.10) per share. Non-GAAP net income as a percentage of revenue expanded from 8.4 percent in the fourth quarter to 10.4 percent in the first quarter.
“I am pleased with our financial results for the June quarter. Our revenue growth was at the upper end of our guidance. We expect revenues to further expand in the September quarter. Our product cycles remain strong and are improving” said Kambiz Hooshmand, president and chief executive officer.
Bob Gargus, chief financial officer commented, “We continued our focus on profitability, our non-GAAP gross margin improved to 58.1 percent of revenue from 55.5 percent of revenue last quarter while we maintained solid expense control. We were cash flow positive and our asset management – particularly inventory, continues to improve. Overall a very solid quarter and we are definitely moving in the right direction.”
AMCC reports its financial results in accordance with GAAP and also provides additional financial data that have not been prepared in accordance with GAAP. The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, impairment of goodwill, strategic investment written off, other than temporary impairment on investments, tax provision related to the creation of deferred tax liability relating to a prior asset purchase acquisition transaction, payroll tax on certain stock option exercises and expenses related to stock option investigation and other litigation. Expenses related to stock option investigation consist primarily of fees paid to professional service firms in connection with the Company’s internal investigation of historical stock option grant practices and the resulting restatement of the Company’s financial statements, the investigations by the Securities and Exchange Commission and the U.S. Attorney’s office arising from the internal investigation and the defense of derivative lawsuits arising from the Company’s internal investigation and other litigation relates to an accrual made for a potential litigation settlement. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to allow investors to perform additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The attached schedule reconciles non-GAAP results and other financial measures reported by the Company with the most directly comparable GAAP financial measures.
For More Information
AMCC management will be holding a conference call today, July 30, 2008, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss additional details regarding the Company’s performance for the first quarter of fiscal 2009 and to provide guidance for the second quarter of fiscal 2009. You may access the conference call via any of the following:

Teleconference:	719-325-4845
Conference ID:	9506474
Web Broadcast:	http://investor.amcc.com/events.cfm
Replay:	719-457-0820 (available through August 6, 2008)
AMCC Overview
AMCC is a global leader in network and embedded Power Architecture processing, optical transport and storage solutions. Our products enable the development of converged IP-based networks offering high-speed secure data, high-definition video and high-quality voice for carrier, metropolitan, access and enterprise applications. AMCC provides networking equipment vendors with industry-leading network and communications processing, Ethernet, SONET, OTN and switch fabric solutions. AMCC’s 3ware SAS and SATA RAID product families deliver cost-effective, high-performance, high-capacity storage for enterprises and consumers worldwide for applications from the desktop to the data center. AMCC’s corporate headquarters are located in Sunnyvale, California. Sales and engineering offices are located throughout the world.
For further information regarding AMCC, please visit our web site at http://www.amcc.com.
AMCC and 3ware are registered trademarks of Applied Micro Circuits Corporation. The PowerPC name and logo are registered trademarks of IBM Corporation and used under license therefrom. All other trademarks are the property of their respective owners.
This news release contains forward-looking statements that reflect the Company’s current view with respect to future events and financial performance, including statements regarding backlog and future revenues, and profitability. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, the businesses of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful and timely development of products, market acceptance of new products, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.
-Financial Tables Follow-

APPLIED MICRO CIRCUITS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	March 31,
	2008	2008
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$194,408	$142,889
Accounts receivable, net	29,433	28,800
Inventories	33,928	37,966
Other current assets	10,646	11,340

Total current assets	268,415	220,995
Marketable securities	5,186	51,919
Property and equipment, net	27,726	25,995
Goodwill	264,130	264,130
Purchased intangibles	50,124	56,025
Other assets	13,843	13,783

Total assets	$629,424	$632,847

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$24,366	$25,518
Other current liabilities	21,533	22,659

Total current liabilities	45,899	48,177
Deferred tax liability	4,178	3,958
Stockholders’ equity	579,347	580,712

Total liabilities and stockholders’ equity	$629,424	$632,847

APPLIED MICRO CIRCUITS CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

Net revenues	$74,060	$71,534	$50,135
Cost of revenues	35,850	36,531	26,498

Gross profit	38,210	35,003	23,637
Operating expenses:
Research and development	23,481	22,892	25,482
Selling, general and administrative	16,613	15,869	16,063
Amortization of purchased intangibles	1,320	1,320	1,345
Impairment of goodwill	—	71,494	—
Restructuring charges	(258)	1,516	(32)
Litigation settlement	—	1,125	—
Option investigation related expenses, net	347	1,363	292

Total operating expenses	41,503	115,579	43,150

Operating loss	(3,293)	(80,576)	(19,513)
Interest and other (expense) income, net	(1,327)	(1,551)	3,076

Loss before income taxes	(4,620)	(82,127)	(16,437)
Income tax expense (benefit)	554	4,182	(17)

Net loss	$(5,174)	$(86,309)	$(16,420)

Basic and diluted loss per share:

Loss per share	$(0.08)	$(1.33)	$(0.23)

Shares used in calculating basic and diluted loss per share	64,864	64,886	70,414

APPLIED MICRO CIRCUITS CORPORATION
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

GAAP net loss	$(5,174)	$(86,309)	$(16,420)
Adjustments:
Stock-based compensation charges	3,208	3,078	2,620
Amortization of purchased intangibles	5,901	5,903	6,036
Impairment of goodwill	—	71,494	—
Restructuring charges	(258)	1,516	(32)
Other than temporary investment impairment	3,393	836	—
Impairment of strategic investment	—	3,000	—
Payroll taxes on certain stock option exercises	—	—	2
Litigation settlement	—	1,125	—
Option investigation related expenses, net	347	1,363	292
Income tax adjustments	315	3,996	209

Total GAAP to Non-GAAP adjustments	12,906	92,311	9,127

Non-GAAP net income (loss)	$7,732	$6,002	$(7,293)

Diluted income (loss) per share	$0.12	$0.09	$(0.10)

Shares used in calculating diluted income (loss) per share	65,104	65,039	70,414

Income (loss) per share:
GAAP income (loss) per share	$(0.08)	$(1.33)	$(0.23)
GAAP to non-GAAP adjustments	0.20	1.42	0.13

Non-GAAP income (loss) per share	$0.12	$0.09	$(0.10)

Reconciliation of shares used in calculating the non-GAAP income per share:
Shares used in calculating the basic and diluted income(loss) per share	64,864	64,886	70,414
Adjustment for dilutive securities	240	153	—

Non-GAAP shares used in the EPS calculation	65,104	65,039	70,414

APPLIED MICRO CIRCUITS CORPORATION
SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS
(in thousands)
(unaudited)
The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended
	June 30,	March 31,	June 30,
	2008	2008	2007

GROSS PROFIT:
GAAP gross profit	$38,210	$35,003	$23,637
Amortization of purchased intangibles	4,581	4,583	4,691
Stock-based compensation expense	214	135	72

Non-GAAP gross profit	$43,005	$39,721	$28,400

OPERATING EXPENSES:
GAAP operating expenses	$41,503	$115,579	$43,150
Amortization of purchased intangibles	(1,320)	(1,320)	(1,345)
Impairment of goodwill	—	(71,494)	—
Stock-based compensation expense	(2,994)	(2,943)	(2,548)
Restructuring charges	258	(1,516)	32
Payroll taxes on certain stock option exercises	—	—	(2)
Litigation settlement	—	(1,125)	—
Option investigation related expenses, net	(347)	(1,363)	(292)

Non-GAAP operating expenses	$37,100	$35,818	$38,995

INTEREST AND OTHER INCOME, NET
GAAP interest and other (expense) income, net	$(1,327)	$(1,551)	$3,076
Other than temporary investment impairment	3,393	836	—
Impairment of strategic investment	—	3,000	—

Non-GAAP interest and other income, net	$2,066	$2,285	$3,076

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax expense (benefit)	$554	$4,182	$(17)
Income tax adjustments	(315)	(3,996)	(209)

Non-GAAP income tax expense (benefit)	$239	$186	$(226)

RESEARCH AND DEVELOPMENT
GAAP research and development	$23,481	$22,892	$25,482
Stock-based compensation expense	(1,337)	(1,349)	(1,055)
Payroll taxes on certain stock option exercises	—	—	(2)

Non-GAAP research and development	$22,144	$21,543	$24,425

SELLING, GENERAL AND ADMINISTRATIVE
GAAP selling, general and administrative	$16,613	$15,869	$16,063
Stock-based compensation expense	(1,657)	(1,594)	(1,493)

Non-GAAP selling, general and administrative	$14,956	$14,275	$14,570

APPLIED MICRO CIRCUITS CORPORATION
CONSOLIDATED STATEMENT OF CASHFLOWS
($ in thousands)
(unaudited)

	Three Months Ended June 30,
	2008	2007
Operating activities:
Net loss	$(5,174)	$(16,420)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities
Depreciation and amortization	1,742	1,633
Amortization of purchased intangibles	5,901	6,036
Stock-based compensation expense :
Stock options	2,110	2,339
Restricted stock units	1,098	281
Impairment of marketable securities	3,393	—
Net gain on disposal of property	29	(6)
Changes in operating assets and liabilities:
Accounts receivable	(633)	10,848
Inventories	4,038	(3,548)
Other assets	634	573
Accounts payable	(1,152)	(8,783)
Accrued payroll and other accrued liabilities	(1,475)	(1,802)
Deferred tax liability	220	—
Deferred revenue	349	53

Net cash provided by (used for) operating activities	11,080	(8,796)

Investing activities:
Proceeds from sales and maturities of investments	138,248	118,105
Purchases of investments	(135,162)	(112,237)
Purchase of property, equipment and other assets	(3,502)	(1,097)
Proceeds from sale of property, equipment and other assets	—	7

Net cash provided by (used for) investing activities	(416)	4,778

Financing activities:
Proceeds from issuance of common stock	78	599
Open market repurchases of Company stock	—	(9,138)
Funding of structured stock repurchase agreements	—	(10,000)
Other	(109)	(172)

Net cash used for financing activities	(31)	(18,711)

Net decrease in cash and cash equivalents	10,633	(22,729)
Cash and cash equivalents at beginning of the period	42,689	51,595

Cash and cash equivalents at end of the period	$53,322	$28,866